Exhibit 99.1

news

INVESTOR CONTACT: Mark Kimbrough 615-344-2688	FOR IMMEDIATE RELEASE MEDIA CONTACT: Ed Fishbough 615-344-2810

HCA ANNOUNCES CONFERENCE CALL TO PROVIDE ADDITIONAL

DETAIL REGARDING SECOND QUARTER RESULTS

CONFIRMS 2011 FULL YEAR GUIDANCE

Nashville, Tenn., September 12, 2011 – HCA Holdings, Inc. (NYSE: HCA) will host a conference call at 4:00 p.m. Central Daylight Time on Monday, September 12, 2011, to discuss additional detail relating to HCA’s operating results for the second quarter and six months ended June 30, 2011.

HCA also announced, based on information available to it at this time and its preliminary results of operations for July and August, it is confirming its guidance of 3 percent to 5 percent growth in adjusted EBITDA for full year 2011, assuming that it substantially meets HITECH reimbursement parameters.

All interested investors are invited to access the conference call today at 4:00 p.m. Central Daylight Time. The US toll free number for the call is 888-206-4836. The International toll number is 913-312-0378. A webcast, along with certain supplemental information to be provided in advance of the conference call, can be accessed at: http://www.talkpoint.com/viewer/starthere.asp?Pres=136872 or through the Company’s Investor Relations web page, www.hcahealthcare.com. The broadcast will be available on a replay basis beginning this evening. The supplemental information will be available beginning at approximately 3:00 p.m. Central Daylight Time this afternoon.

Cautionary Statement about Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 and the Patient Protection and

Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, (4) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (5) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit programs, that may impact reimbursements to health care providers and insurers, (6) the highly competitive nature of the health care business, (7) changes in revenue mix, including potential declines in the population covered under managed care agreements and the ability to enter into and renew managed care provider agreements on acceptable terms, (8) the efforts of insurers, health care providers and others to contain health care costs, (9) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (10) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (11) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (12) changes in accounting practices, (13) changes in general economic conditions nationally and regionally in our markets, (14) future divestitures which may result in charges and possible impairments of long-lived assets, (15) changes in business strategy or development plans, (16) delays in receiving payments for services provided, (17) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (18) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (19) our ability to demonstrate meaningful use of certified electronic health record technology and recognize revenues for the related Medicare or Medicaid incentive payments, and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2010 and other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.